                                                                     EXHIBIT 4.7
                                  uBID, INC.

                            STOCK OPTION AGREEMENT
                            ----------------------


I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------
     Brian Williams
     ----------------------------
     ----------------------------
     ----------------------------

     You have been granted an option (the "Option") to purchase Common Stock of uBID, INC. (the "Company"), subject to the terms and conditions of this Option Agreement, as follows:

     Date of Grant                       December 4, 1998

     Vesting Commencement Date           December 4, 1998

     Exercise Price per Share            $15.00

     Total Number of Shares Granted      10,000

     Total Exercise Price                $150,000

     Type of Option:                     Nonstatutory Stock Option

     Term/Expiration Date:               December 4, 2008


Vesting Schedule:
-----------------

     This Option shall vest at the rate of 20% per year on each anniversary of the Vesting Commencement Date shown above. Notwithstanding the foregoing vesting schedule, this Option shall only be exercisable as to any amount vested hereunder following the earlier of (i) an underwritten initial public offering of Capital Stock of the Company ("IPO") or (ii) immediately prior to a Sale or Merger as defined in Section 11 below. This Option will not become exercisable in the absence of an IPO or a Sale or Merger, and this Option shall in no way prevent the Company's parent, Creative Computers, Inc. ("Creative"), from continuing the Company as a subsidiary of Creative, folding the Company's ongoing operation into Creative or replacing the Company's management. Optionee accepts the risk that this Option will not become exercisable as a result of the Company and Creative pursuing a strategy that does not include an IPO on a Sale or Merger transaction, and this Option shall not create any obligation on the Company's or Creative's part to pursue an IPO or a Sale or Merger transaction involving the Company. In addition to the accelerated vesting provided for in
Section 11 below, the Board of Directors, in its sole discretion, may accelerate the vesting of all or any part of this Option upon such other events or circumstances, if any, as it shall determine.

     Creative may determine in the future to spin off all or some of the Company's outstanding stock to Creative stockholders. In that regard, Creative may determine to consummate an IPO for less than 20% of the voting power of the Company and, following the IPO, spin off the remaining shares of the Company to Creative's stockholders in a tax-free distribution ("Distribution"). In that event, Optionee agrees that Optionee will not exercise this Option, even if vested, until the earlier of (i) the day following the consummation of the Distribution or (ii) 18 months from the closing date of the IPO (the "Exercise Deferral Period"); provided that, notwithstanding the foregoing, in the event of a Sale or Merger, this Option may be exercised to the extent provided in Section 11 below.

II.  AGREEMENT
     ---------

     1.  Grant of Option.  The Company hereby grants to the Optionee named in
         ---------------
the Notice of Grant (the "Optionee"), this Option to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price").

          This Option is intended to be a nonstatutory stock option and not an incentive stock option under Section 422(d) of the Internal Revenue Code, as amended (the "Code").

     2.  Exercise of Option.  This Option shall be exercised during its term in
         ------------------
accordance with the Vesting Schedule set out in the Notice of Grant as follows:

         (i)  Right to Exercise.
              -----------------

              (a) This Option may not be exercised for a fraction of a Share.

              (b) In the event of Optionee's death, disability or other termination of the employment, the exercisability of this Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

              (c) In no event may this Option be exercised after the Term/Expiration Date of this Option as set forth in the Notice of Grant.

         (ii) Method of Exercise.  This Option shall be exercisable by written
              ------------------
notice (in the form attached as Exhibit A) which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

         No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or national market system upon which the Shares may then be listed.

Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which this Option is exercised with respect to such Shares.

     3.   Optionee's Representations.  In the event the Shares purchasable
          --------------------------
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     4.   Method of Payment.  Payment of the Exercise Price shall be by any of
          -----------------
the following, or a combination thereof, at the election of the Optionee:

          (i)    by cash; or

          (ii)   by check; or

          (iii) following an IPO, by surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a fair market value (as determined by the Company's Board of Directors) on the date of surrender equal to the Exercise Price of the Shares as to which this Option is being exercised; or

          (iv) following an IPO, by delivery of a properly executed exercise notice together with such other documentation as the Company's Board of Directors and the broker, if applicable, shall require to effect an exercise of this Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

     5.   Restrictions on Exercise.  This Option may not be exercised if the
          ------------------------
issuance of the Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.   Termination of Relationship.  In the event the Optionee's employment
          ---------------------------
with the Company terminates (other than as a result of Optionee's death or disability), Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option until the later of (i) 90 days following the Termination Date or (ii) 30 days after an applicable Exercise Deferral Period as described in the Vesting Schedule set out in the Notice of Grant, but in no event later than the Expiration Date of this Option as described in the Vesting Schedule set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination (other than as a result of an Exercise Deferral Period), or if the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     7.   Disability of Optionee.  In the event of termination of Optionee's
          ----------------------
employment with the Company as a result of his or her disability, Optionee may exercise this Option to the extent otherwise entitled to exercise it at the date of such termination until the later of (i) twelve (12) months from the date of such termination or (ii) 30 days after an applicable Exercise Deferral Period as described in the Vesting Schedule set out in the Notice of Grant, but in no event later than the Expiration Date of this Option as set forth in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of termination (other than as a result of an Exercise Deferral Period), or if Optionee does not exercise this Option to the extent so entitled within the time specified herein, this Option shall terminate.

     8.   Death of Optionee.  In the event of termination of Optionee's
          -----------------
employment with the Company as a result of the death of Optionee, this Option may be exercised, at any time by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death, until the later of (i) twelve (12) months following the date of death or (ii) 30 days after an applicable Exercise Deferral Period as described in the Vesting Schedule set out in the Notice of Grant, but in no event later than the Expiration Date of this Option as set forth in the Notice of Grant.

     9.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     10.  Term of Option.  This Option may not be exercised after the
          --------------
Term/Expiration Date set out in the Notice of Grant, and may be exercised prior to that date only in accordance with the terms of this Option.

     11.  Sale or Merger.
          --------------

          (a)  Definition.  For purposes of this Option, a "Sale or Merger"
               ----------
shall include any of the following stockholder-approved transactions to which the Company is a party:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's shareholders immediately prior to such merger or consolidation will hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such surviving entity immediately after such transaction;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than by way of a spinoff of the Company's Capital Stock to stockholders of Creative) unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

               (iii) any merger in which the Company is the surviving entity but in which the Company's shareholders immediately prior to such merger will not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the surviving entity (by virtue of their shares in the Company held immediately prior to such transaction) representing more than fifty percent (50%) of the total voting power of the surviving entity immediately after such transaction.

          (b)  Effect.  In the event of any Sale or Merger, this Option shall
               ------
terminate upon the effective date of the Sale or Merger; provided that, immediately prior to the Sale or Merger, this Option shall vest as to the next 20% installment of shares (the "Accelerated Installment") if any, together with prorated additional vesting of a portion of any other unvested shares covered by this Option calculated by (x) subtracting the number of full months remaining until the normal annual vesting date of the Accelerated Installment from 12, (y) dividing the difference by 12 and multiplying the resulting fraction times the number of shares, if any, covered by the next 20% installment. The Company shall give Optionee reasonable notice of a Sale or Merger to enable Optionee to exercise this Option prior to the effective date of the Sale or Merger to the extent this Option is then exercisable in accordance with the terms of this Option.

     12.  Adjustments for Changes in Stock.  If there should be any change in a
          --------------------------------
class of stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company (except for a Sale or Merger described in Section 11), the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of Shares subject to this option and in the price per share. Any new, substituted or additional securities or property which is distributed with respect to the Shares ("Additional Securities") shall be immediately subject to all the restrictions of this Agreement, but only to the extent the Shares are at such time covered by such provisions. Any adjustment made pursuant to this Section 12 as a consequence of a change in the capital structure of the Company shall not entitle Optionee to acquire a number of shares of such stock of the Company or shares of stock of any successor company greater than the number of Shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such stock equal to the number of Shares then subject to this Option. Optionee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Optionee may not direct Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Optionee may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities.

          In the event that the Company effects a recapitalization of its Common Stock into two or more classes in conjunction with an IPO, this Option shall be converted pursuant to this Section 12 into an identical Option to purchase the class of Common Stock offered to the public in the IPO and references to "Common Stock" and "Shares" hereunder shall be deemed to be references to such publicly offered class of Common Stock.

     13.  Tax Consequences.  Set forth below is a brief summary as of the date
          ----------------
of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i)  Exercise of Nonstatutory Stock Option.  There will be regular
               -------------------------------------
federal income tax liability and state income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or a former employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (ii) Disposition of Shares.  If Shares acquired upon exercise of this
               ---------------------
Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes.

     14.  Financial Information.  The Company shall provide to Optionee, during
          ---------------------
the period for which this Option is outstanding, copies of financial statements at least annually.

     15.  Entire Agreement: Governing Law.  This agreement constitutes the
          -------------------------------
entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

     IN WITNESS WHEREOF, the Company and Optionee have executed this agreement as of the Date of Grant shown above in the Notice of Grant.

                                   uBID, INC.,
                                   a Delaware corporation


                                   By:
                                      -------------------------------
                                      Gregory K. Jones
                                      President

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION GRANT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company's Board of Directors upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                                   Signed:
                                          ---------------------------
                                          Optionee

                                   Residence Address:

                                   ----------------------------------
                                   ----------------------------------
                                   ----------------------------------

                                   EXHIBIT A
                                   ---------

                                EXERCISE NOTICE

uBID, Inc.
2525 Busse Road
Elk Grove Village, IL 60007
Attention:  Secretary

     1.   Exercise of Option.  Effective as of today, ______________, 19__, the
          ------------------
undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ___________ shares of the Common Stock (the "Shares") of uBID, Inc. (the "Company") under the Nonstatutory Stock Option Agreement dated ______________, 19__ (the "Option Agreement").

     2.   Representations of Optionee.  Optionee acknowledges that Optionee has
          ---------------------------
received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     3.   Rights as Shareholder.  Until the stock certificate evidencing such
          ---------------------
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Option Agreement.

          Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares.

     4.   Tax Consultation. Optionee understands that there are tax consequences
          ----------------
as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5.   Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

          (a)  Legends.  Optionee understands and agrees that the Company shall
               -------
cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

          (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE COMPANY'S INITIAL UNDERWRITTEN PUBLIC OFFERING AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

          (b)  Stop-Transfer Notices.  Optionee agrees that, in order to ensure
               ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)  Refusal to Transfer.  The Company shall not be required (i) to
               -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6.   Market Standoff.  Optionee hereby agrees that if so requested by the
          ---------------
Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended (the "Act"), Optionee shall not sell or otherwise transfer the Shares for a period of 180 days following the effective date of a Registration filed under the Act; provided, that such restriction shall apply only to the first registration statement of the Company to become effective under the Act which include securities to be sold on behalf of the Company in an underwritten offering under the Act. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of each such 180-day period.

     7.   Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     8.   Interpretation.  Any dispute regarding the interpretation of this
          --------------
Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

     9.   Governing Law; Severability.  This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     10.  Notices.  Any notice required or permitted hereunder shall be given in
          -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     11.  Further Instruments.  The parties agree to execute such further
          -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     12.  Delivery of Payment.  Optionee herewith delivers to the Company the
          -------------------
full Exercise Price for the Shares.

     13.  Entire Agreement.  The Notice of Grant/Option Agreement are
          ----------------
incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.

Submitted by:                               Accepted by:

OPTIONEE:                                   uBID, Inc.

                                            By:
                                               ---------------------------
                                            Its:
                                                --------------------------
-----------------------------
(Signature)

Address:                                    Address:
--------                                    -------

                                            2525 Busse Road
------------------------------              Elk Grove Village, Illinois  60007

------------------------------

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:    uBID, INC.

SECURITY:   COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

     (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee's investment intent as expressed herein. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

     (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company,
(3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

     (d) Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company become effective under the Securities which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                              Signature of Optionee:


                              ---------------------------------------

                              Date:                   ,
                                   -------------------  -------

                                       2